As filed with the Securities and Exchange Commission on August 26, 2020

Registration No. 333-235555

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO
FORM S-1
ON
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Monitronics International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	74-2719343
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1990 Wittington Place

Farmers Branch, Texas 75234

(972) 243-7443

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fred A. Graffam III
Executive Vice President and Chief Financial Officer and Assistant Secretary
1990 Wittington Place
Farmers Branch, Texas 75234
(972) 243-7443
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David J. Miller
Jesse P. Myers
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Telephone: (713) 546-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Post-Effective Amendment to the Form S-1 Registration Statement on Form S 3 (“Registration Statement”) on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this post-effective amendment to update the financial and other information contained in our registration statement on Form S-1 (Registration No. 333-235555), which was filed on December 17, 2019 and declared effective by the Securities and Exchange Commission (the “SEC”) on January 8, 2020. Because we are eligible to use Form S-3, we are filing this post-effective amendment to Form S-1 on Form S-3 pursuant to Rule 401(e) under the Securities Act.

All applicable registration fees were paid at the time of the original filing of the registration statement on Form S-1.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 26, 2020

PROSPECTUS

Monitronics International, Inc.

(a Delaware limited liability company)

21,182,041 Shares of

Common Stock

This prospectus relates to the resale of an aggregate of up to 21,182,041 shares of our common stock which may be offered for sale from time to time by the selling stockholders named in this prospectus.

The number of shares the selling stockholders may sell consists of 21,182,041 shares of common stock. We are registering the offer and sale of the shares of common stock to satisfy registration rights we have granted to the selling stockholders.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of common stock by the selling stockholders. The shares of common stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters, broker-dealers or agents. The shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. The selling stockholders will be responsible for any underwriting fees, discounts and selling commissions due to underwriters, brokers-dealers or agents. Please see the section titled “Plan of Distribution” of this prospectus for a more complete description of how the offered common stock may be sold.

You should carefully read this prospectus and any prospectus supplement before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information; Incorporation by Reference” section of this prospectus for information about us and our financial statements.

Our common stock is quoted on the OTCQX Best Market of the OTC Markets Group Inc. under the symbol “SCTY”. Although our common stock is quoted on the OTCQX, there is currently no active public trading market in our common stock as trading and quotations of our common stock have been limited and sporadic. On August 25, 2020, the closing price of our common stock on the OTCQX was $3.80 per share.

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the headings “Forward-Looking Statements” on page 4 and “Risk Factors” on page 6 herein and any related free writing prospectus and under similar headings in the other documents incorporated by reference into this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2020

About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process. By using a shelf registration statement, the selling stockholders named in this prospectus or any supplement to this prospectus may, from time to time, offer and sell the shares of common stock described in this prospectus in one or more offerings. Depending on the manner in which the selling stockholders sell securities under this registration statement, we may provide a prospectus supplement to this prospectus that contains specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and, if applicable, the prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the selling stockholders has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information; Incorporation by Reference” below. You are urged to read this prospectus carefully, including “Risk Factors,” and the documents incorporated by reference in their entirety before investing in our common stock.

Prospectus Summary

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 6, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus.

The Company

Overview

Monitronics International, Inc., a Delaware corporation, was formed on August 30, 2019, (“Monitronics,” the “Company,” the “Registrant,” “we” or “us”) and does business as Brinks Home Security and provides residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico.

Corporate information

Our principal executive office is located at 1990 Wittington Place, Farmers Branch, Texas, telephone number (972) 243-7443 . Our internet address is www.brinkshome.com. General information about us, including our corporate governance policies, code of business conduct and charters for the committees of our Board of Directors, can be found on our website under the “Investor Relations” section. Except for information specifically incorporated by reference into this prospectus that may be accessed from our website, the information on, or otherwise accessible through, our website or any other website does not constitute a part of this prospectus.

Chapter 11 Plan of Reorganization

On June 30, 2019, the Company and certain of the Company’s domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions seeking relief under Title 11 of the United States Code the United States Bankruptcy Court for the Southern District of Texas. On August 30, 2019 (the “Effective Date”), the Company emerged from Chapter 11 after completing a series of transactions through which the Company and its former parent, Ascent Capital Group, Inc. merged (the “Merger”) in accordance with the terms of the Agreement and Plan of Merger, dated as of May 24, 2019 (the “Merger Agreement”). The Company was the surviving corporation and, immediately following the Merger, was redomiciled in Delaware in accordance with the terms of the Merger Agreement.

Upon emergence from Chapter 11 on the Effective Date, the Company has applied Accounting Standards Codification 852, Reorganizations, in preparing its consolidated financial statements. As a result of the application of fresh start accounting and the effects of the implementation of the Debtors’ Joint Partial Prepackaged Plan of Reorganization (the “Plan”), a new entity for financial reporting purposes was created. The Company selected a convenience date of August 31, 2019, for purposes of applying fresh start accounting as the activity between the convenience date and the Effective Date did not result in a material difference in the financial results.

Where You Can Find More Information; Incorporation by Reference

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and at our website at www.brinkshome.com. Information on our website is not incorporated by reference in this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

The SEC allows us to “incorporate by reference” the information that we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents (other than information furnished rather than filed and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit thereto):

•	Monitronics’ Annual Reports on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2019, as filed with the SEC on March 30, 2020 and May 8, 2020, respectively;

•	Monitronics’ Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30,2020, filed on May 15, 2020 and August 10, 2020, respectively;

•	Monitronics’ Current Reports on Form 8-K or Form 8-K/A, as filed with the SEC on March 2, 2020, April 9, 2020, April 29, 2020, June 22, 2020 and August 7, 2020 , (in each case, other than documents or information that is furnished and deemed not to have been filed as indicated therein).;

In addition, all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” (other than information furnished rather than filed and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit thereto), (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed, shall be deemed to be incorporated by reference into this prospectus.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to the following email address or calling the following number:

Monitronics International, Inc., Investor Relations
Sloane & Company
Attention: Erica Bartsch
ebartsch@sloanepr.com
(212) 446-1875

Forward-Looking Statements

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties and projections of results of operations or of financial condition or forecasts of future events that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential” or “continue” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this prospectus include statements regarding our business, marketing and operating strategies, new service offerings, the availability of capital, financial prospects, and anticipated sources and uses of capital. Forward-looking statements can be affected by assumptions used, known risks and unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. Monitronics believes that it has chosen these assumptions or bases in good faith and believes that they are reasonable. However, when considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, including the specific factors mentioned below. Those risk factors and other factors noted throughout this prospectus could cause Monitronics’ actual results to differ materially from those disclosed in any forward looking statement. You are cautioned not to place undue reliance on any forward-looking statements.

Each forward-looking statement speaks only as of the date of the particular statement, and Monitronics undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

Specific factors which could cause actual results to differ from those in the forward-looking statements include:

•	business or economic disruptions or global health concerns, including the outbreak of COVID-19, may materially and adversely affect our business, financial condition, future results and cash flow;

•	macroeconomic conditions and their effect on the general economy and on the U.S. housing market, in particular single family homes, which represent our largest demographic;

•	uncertainties in the development of our business strategies, including the rebranding to Brinks Home Security and market acceptance of new products and services;

•	the competitive environment in which we operate, in particular, increasing competition in the alarm monitoring industry from larger existing competitors and new market entrants, including well-financed technology, telecommunications and cable companies;

•	the development of new services or service innovations by competitors;

•	our ability to acquire and integrate additional accounts, including the impact of restrictions on selling our services door-to-door, and competition for dealers with other alarm monitoring companies which could cause dealers to leave our program or an increase in expected costs of acquiring an account ("Subscriber Acquisition Costs");

•	technological changes which could result in the obsolescence of currently utilized technology with the need for significant upgrade expenditures, including the phase out of 2G, 3G and CDMA networks by cellular carriers;

•	the trend away from the use of public switched telephone network lines and the resultant increase in servicing costs associated with alternative methods of communication;

•	our high degree of leverage and the restrictive covenants governing its indebtedness;

•	the operating performance of our network, including the potential for service disruptions at both the main monitoring facility and back-up monitoring facility due to acts of nature or technology deficiencies, and the potential of security breaches related to network or customer information;

•	the outcome of any pending, threatened, or future litigation, including potential liability for failure to respond adequately to alarm activations;

•	the ability to continue to obtain insurance coverage sufficient to hedge our risk exposures, including as a result of acts of third parties and/or alleged regulatory violations;

•	changes in the nature of strategic relationships with original equipment manufacturers, dealers and other of our business partners;

•	the reliability and creditworthiness of our independent alarm systems dealers and subscribers;

•	changes in our expected rate of subscriber attrition;

•	availability of, and our ability to retain, qualified personnel;

•	integration of acquired assets and businesses;

•	the regulatory environment in which we operate, including the multiplicity of jurisdictions, state and federal consumer protection laws and licensing requirements to which we and/or our dealers are subject and the risk of new regulations, such as the increasing adoption of "false alarm" ordinances; and

•	general business conditions and industry trends.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC under the Exchange Act, and the Securities Act. For additional information regarding risks and uncertainties, see “Where You Can Find More Information; Incorporation by Reference.”

Risk Factors

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Use of Proceeds

The common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholders named in this prospectus. See “Selling Stockholders.” Accordingly, we will not receive any proceeds from the sale of shares of our common stock in this offering.

Description of Capital Stock

General

Monitronics is authorized to issue forty-five million (45,000,000) shares of Monitronics common stock, par value $0.01 per share, of which 22,500,000 shares are issued and outstanding, and five million (5,000,000) shares of preferred stock, par value $0.01 per share, of which no shares are outstanding.

Common Stock

Voting Rights

Each share of Monitronics common stock entitles its holder to one vote. Monitronics common stock votes as a single class on all matters on which stockholders are entitled to vote, except as otherwise provided in the certificate of incorporation or as required by law. Generally, all matters to be voted on by stockholders, other than the election of directors, must be approved by a majority of the Monitronics common stock, then-issued and outstanding, subject to the rights granted to any series of preferred stock. Subject to the rights of the holders of any series of preferred stock to elect directors, directors shall be elected by a plurality of the voting power present in person or represented by proxy and entitled to vote generally in the election of directors. No stockholder shall be entitled to exercise the right of cumulative voting.

Dividends

Holders of Monitronics common stock share equally, on a per share basis, in all dividends and other distributions in cash or stock of any entity or property of Monitronics, if any, declared by the board of directors, subject to any rights of the holders of any series of preferred stock.

Preemptive Rights

If at any time Monitronics or any of its subsidiaries propose to issue shares of Monitronics common stock or other equity securities (including preferred equity), or any options, warrants, rights or other securities that are convertible into, or exchangeable or exercisable for, any shares of Monitronics common stock or other such equity securities, each stockholder that at the time of such offering that, together with its affiliates, holds at least 10% of the total shares of Monitronics common stock outstanding (a “Significant Stockholder”) at the time of the offering in question will, subject to certain exceptions specified in the certificate of incorporation, have the right to purchase up to such stockholder’s pro rata portion of any such securities.

Other Rights

On liquidation, dissolution or winding up of the company, after payment in full of all outstanding debts and liabilities of Monitronics and subject to the rights of the holders of any series of preferred stock, all holders of Monitronics common stock are entitled to receive a pro rata amount of any distribution of the remaining assets. All the outstanding shares of Monitronics common stock will be validly issued, fully paid and nonassessable.

Preferred Stock

The board of directors will have the authority, without action by its stockholders, to designate and issue preferred stock of Monitronics in one or more series and to designate the rights, powers, designations, qualifications, limitations, restrictions and preferences of each series and any qualifications, limitations or restrictions thereof, which may be greater or less than the rights of Monitronics common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of Monitronics common stock until its board of directors determines the specific rights of the holders of any series of preferred stock. However, the effects might include, among other things:

•	restricting dividends on Monitronics common stock;

•	diluting the voting power of Monitronics common stock;

•	impairing the liquidation rights of Monitronics common stock; or

•	delaying or preventing a change in control of Monitronics without further action by its stockholders.

Anti-Takeover Effects of the Certificate of Incorporation and Bylaws and Delaware Law

Some provisions of Delaware law and the certificate of incorporation and bylaws could make the following more difficult:

•	acquisition of Monitronics by means of a tender offer or merger;

•	acquisition of Monitronics by means of a proxy contest or otherwise; or

•	removal of the incumbent officers and directors of Monitronics.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of Monitronics to first negotiate with Monitronics’ board of directors. Monitronics believes that the benefits of the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire control of Monitronics outweighs the disadvantages of discouraging those proposals because such negotiation could result in an improvement of the terms of such proposal.

Election and Removal of Directors

The certificate of incorporation provides that the board of directors is divided into three classes, with two directors in each of Class I and Class II and three directors in Class III. Our certificate of incorporation provides that each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected; provided that each director appointed on the Effective Date (an “Initial Director”) to the first class of directors will serve for an initial term expiring at the first annual meeting of stockholders following the Effective Date (which will occur no earlier than the date that is 12 months after the Effective Date), each Initial Director appointed to the second class of directors will serve for an initial term expiring at the second annual meeting of stockholders following the Effective Date, and each Initial Director appointed to the third class of directors will serve for an initial term expiring at the third annual meeting of stockholders following the Effective Date.

Certain Significant Stockholders have the right to enter into an agreement with Monitronics entitling them to nominate one or more persons for election to the board of directors (a “Director Nomination Agreement”), and the certificate of incorporation provides that a director nominated pursuant to such an agreement may not (for so long as the agreement remains in effect) be removed without cause except with the prior written consent of such stockholder. The certificate of incorporation provides that until the date of the first annual meeting of stockholders following the second anniversary of the Effective Date, no Initial Director (other than the chief executive officer) may be removed from the board of directors without cause, except with the prior written consent of the stockholder(s) who designated such Initial Director as identified in the Plan. This system of electing and removing directors may initially discourage a third party from making a tender offer or otherwise attempting to obtain control of Monitronics because it generally makes it more difficult for stockholders to replace a majority of the directors.

The certificate of incorporation provides that, except as otherwise required by applicable law and subject to the rights of holders of any series of preferred stock and to the restrictions described above with respect to the Initial Directors and directors nominated pursuant to a Director Nomination Agreement, any director or the entire board of directors may be removed from office at any time, with or without cause, by stockholders holding, in the aggregate, a majority of the outstanding shares of Monitronics common stock and any then outstanding shares of preferred stock entitled to vote in an election of directors, voting as a single class, either by written consent or by the affirmative vote of such stockholders.

Size of Board and Vacancies

The certificate of incorporation initially fixed the size of the board at seven (7) directors, and the total number of directors may be increased or decreased (but to no less than five (5) or no more than nine (9) directors) from time to time only pursuant to a resolution adopted by directors representing at least three-fourths of the whole board. Any vacancies in the board of directors (other than the board seat designated for the chief executive officer) resulting from a director’s death, resignation, retirement, disqualification, removal from office or other cause will be filled by (i) the majority vote of the remaining directors in office, even if less than a quorum, (ii) by majority vote of the holders of shares of Monitronics common stock (and shares of any series of preferred stock entitled to vote with the holders of Monitronics common stock in an election of directors) present in person or represented by proxy at a duly called meeting of stockholders, or (iii) by written consent of holders of a majority of the shares of Monitronics common stock (and shares of any series of preferred stock entitled to vote with the holders of Monitronics common stock in an election of directors) to serve until the end of the then-current term for such director, subject to the rights of certain Significant Stockholders to nominate directors as provided in a Director Nomination Agreement.

Stockholder Action by Written Consent

The certificate of incorporation provides that any stockholder action that may be effected at a duly called annual or special meeting of stockholders may be effected by a written consent or consents by stockholders in lieu of such a meeting. Any such action by written consent will require the consent of stockholders that own or hold the same percentage of shares of Monitronics common stock that would be required to take the same action at a stockholder meeting at which all then-issued and outstanding shares of Monitronics common stock entitled to vote thereon were present and voted.

Amendment of Monitronics’ Bylaws

Subject to the rights of the holders of any series of preferred stock, the board of directors is expressly authorized to amend or repeal the bylaws pursuant to a resolution adopted by directors representing a majority of the total number of authorized directorships (whether or not any vacancies exist) at such time (the whole board), and the stockholders will also have the power to amend or repeal the bylaws by the affirmative vote of holders of a majority of the then-issued and outstanding shares of Monitronics common stock; provided in each case that any amendment or repeal of the bylaws by the board of directors or the stockholders shall be subject to such additional restrictions (which may include, without limitation, majority or supermajority approval of the board of directors and/or the stockholders to amend or repeal specifically enumerated provisions), if any, as are set forth in the bylaws as in effect at such time.

Amendment of Monitronics’ Certificate of Incorporation

In addition to any approvals required by applicable law and subject to the rights of the holders of any series of preferred stock, any amendment or modification to the certificate of incorporation requires (i) approval of the board of directors pursuant to a resolution adopted by directors representing a majority of the whole board and the affirmative vote of holders of a majority of the then-issued and outstanding shares of Monitronics common stock, (ii) approval of the board of directors and the affirmative vote of holders of at least 66 2/3% of the then-issued and outstanding shares of Monitronics common stock or (iii) solely with respect to any amendment or modification for which the laws of the State of Delaware, as then in effect, do not require the consent of a corporation’s shareholders, approval of the board of directors pursuant to a resolution adopted by directors representing a majority of the whole board.

Delaware Anti-Takeover Law

In general, Section 203 of the Delaware General Corporation Law (“DGCL”) prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. These restrictions do not apply if, among other things, the corporation’s certificate of incorporation contains a provision expressly electing not to be governed by Section 203. In the certificate of incorporation, Monitronics has expressly elected not to be governed by Section 203.

Stockholder Meetings

The certificate of incorporation and bylaws provide that except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, if any, a special meeting of the stockholders may be called only by the chief executive officer, the chair of the board, or by the secretary of Monitronics (the “Secretary”) at the request of a majority of the directors or at the written request of one or more stockholders holding, in the aggregate, at least 20% of the total outstanding shares of Monitronics common stock.

Advance Notice Procedures

The bylaws establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting or a special meeting of stockholders.

Nominations of persons for election to the board of directors may be made in connection with an annual or special meeting of stockholders only pursuant to Monitronics’ notice of meeting, by or at the direction of the board of directors, by a Significant Stockholder in accordance with a Director Nomination Agreement to which it is a party, as provided in the certificate of incorporation or the terms of any series of preferred stock or, subject to compliance with the procedures set forth in the bylaws, by any stockholder that, at the time the written notice is delivered to the Secretary, is a holder of record of Monitronics common stock or of any series of preferred stock entitled to vote together with the Monitronics common stock. The proposal of business to be considered by the stockholders may be made in connection with an annual or special meeting of stockholders pursuant to Monitronics’ notice of meeting only by any stockholder that, at the time the written notice is delivered to the Secretary, is a holder of record of shares of Monitronics common stock or of any series of preferred stock entitled to vote together with the Monitronics common stock and timely complies with the procedures set forth in the bylaws.

In general, for nominations of persons for election to the board of directors or other business to be properly brought before an annual meeting by a stockholder, the stockholder must comply with the notice procedures set forth in the bylaws including giving notice in writing to the Secretary 60 to 90 days before the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, or if the date of the annual meeting is more than 30 days before or 60 days after such anniversary, such notice must be given not earlier than 100 days prior to the date of such meeting and not later than 70 days prior to such meeting or by the 10th day after the annual meeting is announced, and the business must be a proper matter for stockholder action.

In general, only such business shall be conducted at a special meeting of stockholders as shall have been properly brought before the meeting pursuant to Monitronics’ notice of such meeting or as otherwise described above. At a special meeting of stockholders at which directors are to be elected as specified in Monitronics’ notice of such meeting, a stockholder who is a stockholder of record at the time such notice of meeting is given and on the record date for the meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in the bylaws, may nominate proposed nominees in connection with such election by delivering written notice of such nomination to the Secretary not earlier than 90 days before the meeting and not later than the later of the 60th day prior to the meeting or the 10th day after the meeting is announced.

Actions Requiring Special Approval

The certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock, the taking of any of the following actions requires either (i) approval of the board of directors pursuant to a resolution adopted by directors representing a majority of the whole board and the affirmative vote of the holders of a majority of the then-issued and outstanding shares of Monitronics common stock, or (ii) approval of the board of directors and the affirmative vote of the holders of 66 2/3% of the then-issued and outstanding shares of Monitronics common stock:

•	the merger or consolidation with or into any other corporation or a business combination involving Monitronics, provided that the foregoing voting provision shall not apply to any such transaction as to which the laws of the State of Delaware, as then in effect, do not require the consent of a corporation’s shareholders and that is approved by the board of directors pursuant to a resolution adopted by directors representing a majority of the whole board;

•	the sale, lease or exchange of all, or substantially all, of Monitronics’ assets, provided that the foregoing voting provisions shall not apply to any such sale, lease or exchange as to which the laws of the State of Delaware, as then in effect, do not require the consent of a corporation’s shareholders and that is approved by the board of directors pursuant to a resolution adopted by directors representing a majority of the whole board; or

•	the dissolution of Monitronics.

Information Rights

During any time that Monitronics is not required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, Monitronics shall provide annual, quarterly and current reports with the same information and disclosures as it would be required to include in such report if it were a reporting company under the Exchange Act, to each holder of Monitronics common stock, and shall satisfy such obligation by timely posting all such reports to its website and making such reports accessible to the general public, or by timely and publicly filing all such reports with the SEC on Form 10-K, Form 10-Q or Form 8-K, as applicable. In addition, Monitronics shall host, and each stockholder holding shares of Monitronics common stock shall have access to (and reasonable prior notice and dial-in information will be made available to such holders), quarterly conference calls with senior management of Monitronics to discuss the results of operations and financial performance for the relevant reporting period and year-to-date period, which calls shall include a reasonable and customary question and answer session.

Transfer Agent

The transfer agent and registrar for Monitronics common stock is Computershare Trust Company, N.A.

Exclusive Forum for Certain Lawsuits

The certificate of incorporation requires, to the fullest extent permitted by law, that all derivative actions brought in the name of Monitronics, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if any such action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although this provision benefits Monitronics by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may also have the effect of discouraging lawsuits against Monitronics’ directors and officers. This provision will not apply to claims brought to enforce a duty or liability created by the Securities Act, Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Selling Stockholders

This prospectus relates to the offer and sale from time to time by the selling stockholders identified below of up to an aggregate of 21,182,041 shares of our common stock. This prospectus will not cover subsequent sales of common stock purchased from a selling stockholder named in this prospectus. No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus to include additional selling stockholders upon provision of all required information to us and subject to the terms of the relevant agreement between us and the selling stockholders. The table below sets forth the maximum number of shares of our common stock to be sold by the selling stockholders.

The selling stockholders acquired the common stock pursuant to our emergence from Chapter 11 bankruptcy on August 30, 2019. On August 30, 2019, we entered into an agreement containing registration rights (the “Registration Rights Agreement”) with the selling stockholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain common stock held by the selling stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act, as amended, or the Securities Act. We filed a registration statement on Form S-1 on December 17, 2019, which was declared effective by the SEC on January 8, 2020, that was filed pursuant to our obligations to register the common stock on behalf of the selling stockholders under the Registration Rights Agreement. Because we are eligible to use Form S-3, we are filing this post-effective amendment to Form S-1 on Form S-3 pursuant to Rule 401(e) under the Securities Act.

The selling stockholders identified below may currently hold or acquire at any time shares of common stock in addition to those registered hereby. In addition, the selling stockholders identified below may sell, transfer or otherwise dispose of some or all of their common stock included in this registration statement in private placement or other transactions exempt from or not subject to the registration requirements of the Securities Act. They may also acquire additional shares of common stock. Accordingly, we cannot give an estimate as to the amount of common stock that will be held by the selling stockholders upon completion or termination of this offering.

Information concerning the selling stockholders may change from time to time, including by addition of additional selling stockholders, and, if necessary, we will amend or supplement this prospectus accordingly. We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the selling stockholders on or prior to August 26, 2020. We have not sought to verify such information. Additionally, some or all of the selling stockholders may have sold or transferred some or all of the common stock listed below in exempt or non-exempt transactions since the date on which the information was provided to us. Other information about the selling stockholders may change over time.

Certain selling stockholders are affiliates of broker-dealers (but are not themselves broker-dealers). Each of these broker-dealer affiliates purchased the securities identified in the table as beneficially owned by it in the ordinary course of business and, at the time of that purchase, had no agreements or understandings, directly or indirectly, with any person to distribute those securities. These broker-dealer affiliates did not receive the securities to be sold in the offering as underwriting compensation.

The selling stockholders, or their partners, pledgees, donees, transferees or other successors that receive the shares and their corresponding registration in accordance with the Registration Rights Agreement to which the selling stockholders is party (each also a selling stockholders for purposes of this prospectus), may sell up to all of the shares of common stock shown in the table below under the heading “Offered Hereby” pursuant to this prospectus in one or more transactions from time to time as described below under “Plan of Distribution.” However, the selling stockholders are not obligated to sell any of the common stock offered by this prospectus.

Except as otherwise indicated, each selling stockholder has sole voting and dispositive power with respect to such shares.

	Beneficial ownership		% of Total
Name	Beneficially Owned Prior to the Offering	Offered Hereby*	Beneficially Owned After the Offering**	As a Percent of Total Outstanding After the Offering
Aequim Arbitrage Master Fund LP	360,000	295,131	64,869	***
AllianceBernstein Accounts(1)	1,230,771	1,230,771	0	***
Brigade Capital Management, LP(2)	6,176,110	6,176,110	0	***
Ensign Peak Advisors, Inc.	2,174,988	2,174,988	0	***
CRF3 Investments I S.á.r.l(3)	9,660,549	9,660,549	0	***
Invesco Senior Secured Management, Inc.(4)	749,166	749,166	0	***
NB Private Equity Credit Opportunities Holding LP	433,528	433,528	0	***
NB Alternatives Europe SCSP—RAIF—NB Private Equity Credit Opportunities	41,165	41,165	0	***
Investment funds managed by Silverback Asset Management, LLC	703,053	420,633	282,420	***

*	The amounts and percentages of common stock beneficially owned are reported on the bases of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options, convertible preferred stock, and any other derivative securities to acquire common stock held by that person that are currently exercisable or convertible within 60 days after the date of this prospectus. The shares issuable under any such securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

**	Assumes the sale of all shares of common stock shown under “Offered Hereby” held by the selling stockholders and assumes the selling stockholders do not acquire beneficial ownership of any additional shares of our common stock. The selling stockholders are not obligated to sell any of the shares of our common stock covered by this prospectus.

***	Represents less than 1%

(1)	The address of this beneficial owner is 1345 Avenue of the Americas, New York, NY 10105. Consists of (i) 257,529 shares owned by AB High Income Fund, Inc., (ii) 522 shares owned by AB Bond Fund, Inc.—AB FlexFee High Yield Portfolio, (iii) 35,682 shares owned by AllianceBernstein Global High Income Fund, Inc., (iv) 745 shares owned by AB SICAV I-Multi-Sector Credit Portfolio, (v) 812,814 shares owned by AB FCP I-Global High Yield Portfolio, (vi) 2,309 shares owned by AB SICAV I-Global Income Portfolio, (vii) 1,489 shares owned by AB SICAV I—All Market Income Portfolio, (viii) 2,532 shares owned by AB SICAV I-US High Yield Portfolio, (ix) 1,229 shares owned by AB Unconstrained Fund, Inc., (x) 13,223 shares owned by AllianceBernstein LP, on behalf of Kaiser Foundation Hospitals, (xi) 9,348 shares owned by AllianceBernstein LP, on behalf of Kaiser Perm Group Trust, (xii) 4,469 shares owned by The AB Portfolios—AB All Market Total Return Portfolio, (xiii) 68,348 shares owned by AB Bond Fund, Inc—AB Income Fund, (xiv) 6,220 shares owned by AB Collective Investment Trust Series—AB US High Yield Collective Trust, (xv) 5,847 shares owned by AllianceBernstein LP, on behalf of The State of Connecticut, and (xvi) 17,581 shares owned by AllianceBernstein LP, on behalf of Teachers’ Retirement System of Louisiana (collectively, the “AllianceBernstein Accounts”). AllianceBernstein L.P. is investment advisor to the AllianceBernstein Accounts. AllianceBernstein L.P. and Neil Ruffell, in his position as Head of Portfolio Administration of AllianceBernstein L.P., may be deemed to have voting and investment power with respect to the common stock owned by the AllianceBernstein Accounts, and may be deemed to be the beneficial owner of the shares of common stock owned by the AllianceBernstein Accounts.

(2)	The address of this beneficial owner is 399 Park Avenue, Suite 1600, New York, NY 10022. The entirety of the shares are owned by funds and accounts managed by Brigade Capital Management, LP (collectively, the “Brigade Funds”). Brigade Capital Management, LP has voting and investment power with respect to the shares of common stock owned by the foregoing entities and may be deemed to be the beneficial owner of the shares of common stock owned by the Brigade Funds.

(3)	The address of the beneficial owner is 26A Boulevard Royal, L-2449, Luxembourg. The following parties ultimately have the voting power with respect to, and may be deemed to be the beneficial owners of, the shares of common stock owned by CRF3 Investments I S.à.r.l.: (1) EQT Services (UK) Limited acting in its capacity as manager of EQT Credit Opportunities III (No.1) Limited Partnership, (2) EQT Services (UK) Limited acting in its capacity as manager of EQT Credit Opportunities III (No.2 Limited Partnership), (3) EQT Services (UK) Limited acting in its capacity as manager of EQT Credit Opportunities III IAC LP, (4) EQT Services (UK) Limited acting in its capacity as manager of EQT Credit Opportunities III Employee LP, and (5) CBTJ Financial Resources B.V. acting in its capacity as manager of EQT Credit Opportunities III Employee Plan.

(4)	The address of this beneficial owner is 1166 Avenue of the Americas, 25th Floor, New York, NY 10036. Consists of (i) 244,994 shares owned by Invesco Credit Partners Fund-A, L.P., (ii) 303,551 shares owned by Invesco Credit Partners Fund, L.P., (iii) 60,189 shares owned by Ascension Healthcare Master Pension Trust, and (iv) 140,432 shares owned by Ascension Alpha Fund, LLC (collectively, the “Invesco Funds”). Invesco Private Capital, Inc. is the investment manager to the Invesco Funds. Invesco Private Capital, Inc. has voting and investment power with respect to the shares of common stock owned by the foregoing entities and may be deemed to be the beneficial owner of the shares of common stock owned by the Invesco Funds.

Material U.S. Federal Income Tax Consequences for Non-U.S. Holders

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

If we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

Plan of Distribution

As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. Distributions of the common stock by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the common stock may be sold include:

•	privately negotiated transactions;

•	underwritten transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transaction in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchasers by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	through the distributions of the shares by any selling stockholder to its partners, members or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell common stock pursuant to Section 4(a)(2) of the Securities Act or under Rule 144 under the Securities Act, in each case if available, rather than under this prospectus.

Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the common stock for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the common stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the securities under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

The selling stockholders may from time to time pledge or grant a security interest in some of all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provisions of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus.

Legal Matters

Certain legal matters in connection with our common stock offered hereby will be passed upon for us by Latham & Watkins LLP, Houston, Texas.

Experts

The consolidated financial statements of Monitronics International, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for revenue transactions with customers in 2018 due to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contract with Customers, as amended, and refers to a change in the method of accounting for leases due to the adoption in 2019 of Accounting Standards Update No. 2016-02, Leases. The audit report covering the December 31, 2019 also references that the Company filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code on June 30, 2019. The Company’s plan of reorganization became effective and the Company emerged from bankruptcy protection on August 30, 2019. In connection with its emergence from bankruptcy, the Company adopted the guidance for fresh start accounting in conformity with FASB ASC Topic 852, Reorganizations. Accordingly, the Company’s consolidated financial statements prior to December 31, 2019 are not comparable to its consolidated financial statements for periods after December 31, 2019.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the best estimate of the Registrant as to the anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of securities registered hereby:

SEC registration fee	$25,580.69
Legal fees and expenses	$125,000.00
Accounting fees and expenses	$15,000.00
Printing expenses	$25,000.00
Miscellaneous	$5,000.00
Total	$195,580.69

*	These fees are calculated based upon the number of issuances and amount of securities offered, and accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL. Section 145(e) of the DGCL further provides that such expenses (including attorneys’ fees) incurred by former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

The Registrant’s bylaws provide that the Registrant will indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of the Registrant’s directors or officers or is or was serving at the Registrant’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s certificate of incorporation further provides for the advancement of expenses to each of its officers and directors.

The Registrant’s certificate of incorporation provides that, to the fullest extent permitted by the DGCL, the Registrant’s directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.

The Registrant also maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not the Registrant would have the power to indemnify such person against such liability under the DGCL or the provisions of the Registrant’s certificate of incorporation.

The Registrant has also entered into indemnification agreements with each of the Registrant’s directors and executive officers. These agreements provide that the Registrant will indemnify each of its directors and such officers to the fullest extent permitted by law and by the Registrant’s certificate of incorporation or bylaws.

Item 16.	Exhibits.

Exhibit Number	Description
1.1***	Form of Underwriting Agreement
2.1**	Joint Partial Prepackaged Plan of Reorganization of Monitronics International, Inc. and its Affiliated Debtors, dated June 3, 2019 (incorporated by reference to Exhibit 2.1 to Monitronics’ Current Report on Form 8-K filed with the SEC on August 13, 2019).
2.2**	Amended Plan Supplement of Monitronics International, Inc. and its Affiliated Debtors, dated September 3, 2019 (incorporated by reference to Exhibit 2.1 to Monitronics’ Current Report on Form 8-K filed with the SEC on September 4, 2019).
2.3**	Agreement and Plan of Merger, dated as of May 24, 2019, by and between Ascent Capital Group, Inc. and Monitronics International, Inc. (incorporated by reference to Exhibit 2.1 to Monitronics’ Current Report on Form 8-K filed with the SEC on May 31, 2019).
5.1**	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 to Monitronics’ Registration Statement on Form S-1 filed with the SEC on December 17, 2019)
23.1**	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)
23.2*	Consent of KPMG LLP
24.1**	Power of Attorney (included on signature to Monitronics’ Registration Statement on Form S-1 filed with the SEC on December 17, 2019).
101.INS**	XBRL Instance Document.
101.SCH**	XBRL Taxonomy Extension Schema Document.
101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB**	XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Filed herewith.

**	Filed previously.

***	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(b)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	that, for purposes of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(A)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on August 26, 2020.

MONITRONICS INTERNATIONAL, INC.

By:	/s/ William E. Niles
William E. Niles
Chief Executive Officer (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated below on August 26, 2020.

Signature	Title

/s/ William E. Niles	Chief Executive Officer
William E. Niles	(principal executive officer)

*	Director
Patrick J. Bartels, Jr.

*	Director
Stephen Escudier

*	Director
Mitchell G. Etess.

*	Director
Michael J. Kneeland

*	Director
Michael R. Meyers

*	Director
Dick Seger

/s/ Fred A. Graffam	Chief Financial Officer, Executive Vice President and Assistant Secretary
Fred A. Graffam	(principal financial and accounting officer)

* By:	/s/ William E. Niles
William E. Niles
Attorney-in-Fact